GAMING AND LEISURE PROPERTIES PROMOTES
BRANDON MOORE TO ADDITIONAL ROLE OF PRESIDENT

WYOMISSING, Pa., September 30, 2024 -- Gaming and Leisure Properties, Inc. (“GLPI” or the “Company”) (NASDAQ: GLPI) today announced the promotion of Chief Operating Officer, Brandon Moore, to the additional role of President, effective immediately. Mr. Moore will continue to report to the Company’s Chairman and Chief Executive Officer, Peter Carlino.

“Brandon has played an instrumental role in all of GLPI’s growth and success since we established North America’s first gaming-focused real estate investment trust over ten years ago,” said Peter Carlino. “With his strong legal background, experience in the gaming industry spanning fourteen years, his involvement in the tax-free spin which created GLPI, and over ten years of success as a leader in the REIT industry, I am delighted to have Brandon take on the role of President at GLPI.

“Brandon has been a key driver of the approach our excellent finance, accounting, development and legal teams take as they work closely with tenants and seek to identify and consummate new transactions for GLPI, while financing our growth with a prudent approach to capital allocation. I am confident that Brandon’s background, expertise and knowledge will remain highly valuable to GLPI as we continue to build the Company through new real estate and financing transactions, project development, and innovative structures with existing and prospective tenants.”

Brandon Moore joined GLPI near its inception in 2014 as Senior Vice President and General Counsel and previously served as Vice President, Senior Corporate Counsel at Penn National Gaming, Inc. (now PENN Entertainment, Inc.) from February 2010 to 2014 where he was a senior member of the legal team responsible for a variety of transactional, regulatory and general legal matters. Prior to joining PENN Entertainment, Mr. Moore was Of Counsel to Ballard Spahr, LLP, a Philadelphia based law firm where he provided advanced legal counsel to private and public clients on a wide variety of legal, compliance and regulatory matters. He earned a B.S. in Finance with high distinction from Pennsylvania State University in 1996 and received his J.D. from the University of Pennsylvania Law School in 1999. Mr. Moore is a member of the Pennsylvania Bar Association.

About Gaming and Leisure Properties
GLPI is engaged in the business of acquiring, financing, and owning real estate property to be leased to gaming operators in triple-net lease arrangements, pursuant to which the tenant is responsible for all facility maintenance, insurance required in connection with the leased properties and the business conducted on the leased properties, taxes levied on or with respect to the leased properties and all utilities and other services necessary or appropriate for the leased properties and the business conducted on the leased properties.

Forward-Looking Statements
This press release includes “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Forward-looking statements can be identified by the use of forward-looking terminology such as “expects,” “believes,” “estimates,” “intends,” “may,” “will,” “should” or “anticipates” or the negative or other variation of these or similar words, or by discussions of future events, strategies or risks and uncertainties. Such forward-looking statements are inherently subject to risks, uncertainties and assumptions about GLPI and its subsidiaries, including risks related to the following: GLPI’s ability to successfully source and consummate transactions, including receipt of all required approvals and consents, or other delays or impediments to completing transactions; GLPI's ability to maintain its status as a REIT; our ability to access capital through debt and equity markets in amounts and at rates and costs acceptable to GLPI; the impact of our substantial indebtedness on our future operations; changes in the U.S. tax law and other state, federal or local laws, whether or not specific to REITs or to the gaming or lodging industries; and other factors described in GLPI’s Annual Report on Form 10-K for the year ended December 31, 2023, Quarterly Reports on Form 10-Q and Current Reports on Form 8-K, each as filed with the Securities and Exchange Commission. All subsequent written and oral forward-looking statements attributable to GLPI or persons acting on GLPI’s behalf are expressly qualified in their entirety by the cautionary statements included in this press release. GLPI undertakes no obligation to publicly update or revise any forward-looking statements contained or incorporated by reference herein, whether as a result of new information, future events or otherwise, except as required by law. In light of these risks, uncertainties and assumptions, the forward-looking events discussed in this press release may not occur as presented or at all.

Contact
Gaming and Leisure Properties, Inc.
Matthew Demchyk, Chief Investment Officer
610/401-2900
investorinquiries@glpropinc.com

Investor Relations
Joseph Jaffoni, Richard Land, James Leahy at JCIR
212/835-8500
glpi@jcir.com